Exhibit 5.1

Advocaten

Notarissen

Belastingadviseurs

To Affimed N.V. (the “Issuer”) Im Neuenheimer Feld 582 0 D-69120 Heidelberg	Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 23 March 2023		G.N. Smeenk E gaby.smeenk@debrauw.com T +31 20 577 1446 F +31 20 577 1775
Our ref.	K328304/1/03/mb

Re:           Registration with the US Securities and Exchange Commission

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission of ordinary shares in the capital of the Issuer

1	INTRODUCTION

De Brauw Blackstone Westbroek N.V. (“De Brauw”, “we”, “us” and “our”, as applicable) acts as Dutch legal adviser to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	DUTCH LAW

This opinion (including all terms used in it) is to be construed in accordance with Dutch law. It is limited to Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in effect on the date of this opinion.

3	SCOPE OF INQUIRY

We have examined, and relied upon the accuracy of the factual statements in, the following documents:

(a)	A copy of:

(i)	the Registration Statement; and

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.

Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

(ii)	the 2014 Equity Incentive Plan.

(b)	A copy of:

(iii)

(A) the Issuer’s deed of incorporation, (B) the Deed of Conversion and the Articles of Association I, (C) the Deed of Amendment I and the Articles of Association Il, (D) the Deed of Amendment Il and the Articles of Association III and (E) the Deed of Amendment III and the Articles of Association IV, each as provided to us by the Chamber of Commerce (Kamer van Koophandel);

(iv)	the Board Regulations;

(v)	the Trade Register Extract; and

(vi)	the Shareholders Register.

(c)	A copy of the Corporate Resolutions.

In addition, we have obtained the following confirmations on the date of this opinion:

(d)	Confirmation by telephone from the Chamber of Commerce that the Trade Register Extract is up to date.

(e)

Confirmation through https://www.eeas.europa.eu/eeas/european-union-sanctions_en and https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/nationale-terrorismelijst that the lssuer is not included on any Sanctions List.

(f)

Confirmation through https://insolventies.rechtspraak.nl and www.rechtspraak.nl, derived from the segment for EU registrations of the Central lnsolvency Register, in each case that the lssuer is not registered as being subject to lnsolvency Proceedings.

We have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. My examination has been limited to the text of the documents and we have not investigated the meaning and effect of any document (or part of it) governed by a law other than Dutch law under that other law.

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4	ASSUMPTIONS

We have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)	Each signature is the genuine signature of the individual concerned.

(iii)	Each confirmation referred to in paragraph 3 is true.

(iv)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

(b)	The Board Regulations remain in force without modification.

(c)	Each Corporate Resolution:

(i)	has been validly passed and remains in full force and effect without modification; and

(ii)	complies with the requirements of reasonableness and fairness (redelijkheid en billijkheid).

(d)

(i)	At the time of each grant of a Stock Option or Stock Award, the 2014 Equity Incentive Plan remained and remains in full force and effect without modification; and

(ii)

the aggregate number of (A) Shares that have been issued or delivered and (B) Shares that will be issued or delivered, each time under the 2014 Equity Incentive Plan, will not exceed the maximum number permitted under the 2014 Equity Incentive Plan.

(e)

(i)	Each Stock Option and each Stock Award has been or will have been validly granted, accepted and (in the case of a Stock Option) exercised in accordance with the 2014 Equity Incentive Plan;

(ii)	each Stock Option is and will be valid, binding on and enforceable against, each party; and

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(iii)	the grant of each Stock Option and each Stock Award has been or will have been validly authorised.

(f)

(i)	The issue by the Issuer of the Registration Shares (or of any rights to acquire Registration Shares) will have been validly authorised; and

(ii)	any pre-emption rights in respect of the issue of the Registration Shares (or of any rights to acquire Registration Shares) will have been observed or validly excluded;

all in accordance with the Issuer’s articles of association at the time of authorisation or of observance or exclusion.

(g)	The Issuer’s authorised share capital at the time of issue of any Registration Share will be sufficient to allow for the issue.

(h)	The Registration Shares will have been:

(i)	issued in the form and manner prescribed by the Issuer’s articles of association at the time of issue; and

(ii)	otherwise offered, issued and accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law).

(i)	The nominal amount of the Registration Shares and any agreed share premium will have been validly paid.

5	OPINION

Based on the documents and investigations referred to and assumptions made in paragraphs 3 and 4, and subject to the qualifications in paragraph 6 and to any matters not disclosed to me (including force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or a mistake (dwaling) in connection with the issue of the Registration Shares), we are of the following opinion:

(a)	When issued, the Registration Shares will have been validly issued and will be fully paid and nonassessable.[1]

[1]

In this opinion, “nonassessable” – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

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6	QUALIFICATIONS

This opinion is subject to the following qualifications

(a)

This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or Preventive Restructuring Processes, (b) rules relating to foreign (i) insolvency proceedings (including foreign Insolvency Proceedings), (ii) arrangement or compromise of obligations or (iii) preventive restructuring frameworks, (c) any other collective judicial or administrative proceeding in any jurisdiction pursuant to a law relating to insolvency, (d) other rules regulating conflicts between rights of creditors, or (e) intervention and other measures in relation to financial enterprises or their affiliated entities.

(b)

(i)

An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(ii)	A confirmation from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

7	RELIANCE

(a)

This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement.

(b)	Each person accepting this opinion agrees, in so accepting, that:

(i)	only De Brauw (and not any other person) will have any liability in connection with this opinion;

(ii)

the agreement in this paragraph 7 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to them; and

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(iii)	this opinion may be signed with an Electronic Signature. This has the same effect as if signed with a handwritten signature.

(c)	The Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion under the heading “Legal Matters” in the prospectus included in the Registration Statement.

The previous sentence is no admittance from us that we are in the category of persons whose consent for the filing and reference as set out in that sentence is required under article 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.

/s/ Gaby Smeenk

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Annex 1 – Definitions

In this opinion:

“2014 Equity Incentive Plan” means the Issuer’s 2014 Equity Incentive Plan, effective as of 17 September 2014.

“Articles of Association I” means the lssuer’s articles of association as included in the Deed of Conversion and in force until the coming into force of the Articles of Association ll.

“Articles of Association Il” means the lssuer’s articles of association as included in the Deed of Amendment I and in force until the coming into force of the Articles of Association III.

“Articles of Association lIl” means the lssuer’s articles of association as included in the Deed of Amendment Il and in force until the coming into force of the Articles of Association IV.

“Articles of Association IV” means the lssuer’s articles of association as included in the Deed of Amendment III and in force on the date of signing of this opinion.

“Board Regulations” means each of:

(a)	the lssuer’s rules governing its management board, dated 17 September 2014; and

(b)	the lssuer’s rules governing its supervisory board, dated 15 December 2020.

“Corporate Resolution” means each of the Shareholders’ Resolutions, each of the Managing Board Resolutions and each of the Supervisory Board Resolutions.

“De Brauw” means De Brauw Blackstone Westbroek N.V. and “we”, “us” and “our” are to be construed accordingly.

“Deed of Amendment I” means the deed of amendment of the Articles of Association I dated 20 June 2017.

“Deed of Amendment Il” means the deed of amendment of the Articles of Association Il dated 19 June 2018.

“Deed of Amendment III” means the deed of amendment of the Articles of Association III dated 4 August 2020.

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“Deed of Conversion” means the deed of conversion and amendment of the articles of association (akte van omzetting en statutenwijziging Affimed Therapeutics B.V. (na omzetting en statutenwijziging genaamd: Affimed N.V.)) dated 17 September 2014 providing for the conversion of the lssuer into a public limited liability company and amendment of its articles of association.

“Dutch law” means the law directly applicable in the Netherlands.

“eIDAS Regulation” means the Regulation (EU) 910/2014 of the European Parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market and repealing directive 1999/93/EC.

“Electronic Signature” means any electronic signature (elektronische handtekening), any advanced electronic signature (geavanceerde elektronische handtekening) and any qualified electronic signature (elektronische gekwalificeerde handtekening) within the meaning of Article 3 of the eIDAS Regulation and Article 3:15a of the Dutch Civil Code.

“Issuer” means Affimed N.V., a public company with limited liability with corporate seat Amsterdam, Trade Register number 60673389.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings.

“Managing Board Resolution” means each of a written resolution by the Issuer’s managing board dated:

(a)	12 September 2014 to propose to the Issuer’s general meeting to approve the 2014 Equity Incentive Plan; and

(b)	17 September 2014, to approve, ratify and confirm its resolution adopted on 12 September 2014.

“Registration” means the registration of the Registration Shares with the SEC under the Securities Act.

“Registration Shares” means Shares to be issued by the Issuer pursuant to the 2014 Equity Incentive Plan, upon the exercise of Stock Options or in the form of Stock Awards and as registered with the SEC pursuant to the Registration.

“Registration Statement” means the registration statement on form S-8 in relation to the Registration to be filed with the SEC on the date of this opinion (excluding any documents incorporated by reference in it and any exhibits to it).

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“Sanctions List” means each of:

(a)	each list referred to in:

(i)	Article 2(3) of Council Regulation (EC) No 2580/2001 of 27 December 2001 on specific restrictive measures directed against certain persons and entities with a view to combating terrorism;

(ii)

Article 2 of Council Regulation (EC) No 881/2002 of 27 May 2002 imposing certain specific restrictive measures directed against certain persons and entities associated with the ISIL (Da’esh) and AI-Qaida organisations, and repealing Council Regulation (EC) No 467/2001 prohibiting the export of certain goods and services to Afghanistan, strengthening the flight ban and extending the freeze of funds and other financial resources in respect of the Taliban of Afghanistan; or

(iii)	Article (1)(1) of the Council Common Position of 27 December 2001 on the application of specific measures to combat terrorism; and

(b)	the national terrorism list (nationale terrorismelijst) of persons and organisations designated under the Sanction Regulation Terrorism 2007-11 (Sanctieregeling terrorisme 2007-/1).

“Shareholder Resolution” means:

(a)

the written resolution of the Issuer’s general meeting of shareholders dated 12 September 2014, to approve, under the condition precedent of the execution of the Deed of Conversion, the adoption of the 2014 Equity Incentive Plan by the Issuer’s management board; and

(b)

as evidenced by a declaration dated 25 June 2019 of the chairman of the lssuer’s general meeting held on 25 June 2019, the resolutions adopted at such meeting to authorise the lssuer’s management board, for a period of five years and subject to the approval of the lssuer’s supervisory board, to:

(i)

issue Shares and/or grant rights to subscribe for Shares, up to the maximum number of Shares that can be issued under the authorised share capital of the lssuer as per the date of adoption of such resolution; and

(ii)	restrict or exclude the pre-emptive rights in respect thereof.

“SEC” means the U.S. Securities and Exchange Commission.

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“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shares” means the ordinary shares (gewone aandelen), nominal capital of EUR 0.01, in the Issuer’s capital.

“Shareholders Register” means the Issuer’s shareholders register.

“Stock Award” means any issue of Shares pursuant to the 2014 Equity Incentive Plan other than as a result of the exercise of any Stock Option.

“Stock Option” means an option representing the right to purchase a Share, granted pursuant to the 2014 Equity Incentive Plan.

“Supervisory Board Resolution” means each of a written resolution by the Issuer’s supervisory board dated:

(a)	12 September 2014, to propose to the General Meeting to approve the 2014 Equity Incentive Plan; and

(b)	17 September 2014, to approve, ratify and confirm its resolutions adopted on 12 September 2014.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trade Register Extract” means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 22 March 2023.

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